UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

Voya Financial, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Voya Financial, Inc. (the “Company”) was held on May 26, 2016.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

Item 1 – Election of Directors: Our stockholders elected the following ten directors to each serve a one-year term expiring at our annual meeting in 2017. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

	For	Against	Abstentions	Broker Non-Votes
Lynne Biggar	170,360,386	243,667	343,915	7,314,755
Jane P. Chwick	168,598,981	1,990,097	358,890	7,314,755
Ruth Ann M. Gillis	170,067,194	538,130	342,644	7,314,755
J. Barry Griswell	168,550,436	2,054,068	343,464	7,314,755
Frederick S. Hubbell	164,866,750	5,737,450	343,768	7,314,755
Rodney O. Martin, Jr.	162,407,283	4,522,081	4,018,604	7,314,755
Byron H. Pollitt, Jr.	170,500,801	88,607	358,560	7,314,755
Joseph V. Tripodi	169,396,543	1,192,545	358,880	7,314,755
Deborah C. Wright	170,356,307	248,145	343,516	7,314,755
David Zwiener	161,906,526	8,698,102	343,340	7,314,755

Item 2 – Our stockholders approved, on an advisory basis, the compensation paid to the named executive officers.

For	Against	Abstentions	Broker Non-Votes
135,096,085	35,455,493	396,390	7,314,755

Item 3 – Our stockholders approved the Voya Financial, Inc. 2017 Annual Cash Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
166,608,216	3,966,925	372,827	7,314,755

Item 4 – Our stockholders approved the Voya Financial, Inc. Employee Stock Purchase Plan.

For	Against	Abstentions	Broker Non-Votes
169,788,816	978,836	180,316	7,314,755

Item 5 – Our stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

For	Against	Abstentions
177,019,928	867,152	375,643

Item 6 – Our stockholders did not approve the shareholder proposal to report on investments in companies tied to genocide.

For	Against	Abstentions	Broker Non-Votes
10,859,104	130,133,370	29,955,494	7,314,755

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ Jean Weng
Name:	Jean Weng
Senior Vice President and Corporate Secretary

Date: May 27, 2016